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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following registration statements of AmeriServ Financial, Inc.:

Registration Statement No. 33-56604 on Form S-3
Registration Statement No. 33-53935 on Form S-8
Registration Statement No. 33-55207 on Form S-8
Registration Statement No. 33-55211 on Form S-8
Registration Statement No. 333-67600 on Form S-8
Registration Statement No. 333-50225 on Form S-3

of our report dated March 12, 2004, relating to the consolidated financial statements of AmeriServ Financial, Inc. and subsidiaries as of and for the years ended December 31, 2003 and 2002 (which expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and (ii) the restatement described in Note 27 appearing in this Annual Report on Form 10-K of AmeriServ Financial, Inc. for the year ended December 31, 2003.

March 23, 2004

/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania